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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




      Date of report (Date of earliest event reported)    April 28, 1997
                                                       --------------------

                              AMERIGON INCORPORATED
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               (Exact Name of Issuer as Specified in its Charter)


   California                        0-21810                        95-431855-4
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 (State or Other            (Commission File Number)               (IRS Employer
  Jurisdiction                                                    Identification
of Incorporation                                                      Number)
Identification or
  Organization)



404 East Huntington Drive, Monrovia, California                          91016
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   (Address of Principal Executive Offices)                           (Zip Code)


(Registrant's telephone number, including area code)    (818) 932-1200
                                                     --------------------


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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.   OTHER EVENTS

          On April 28, 1997, Amerigon Incorporated (the "Company") reported 1997 first quarter results for the period ended March 31, 1997.

          Revenues for the first quarter of 1997 decreased by $2,658,000, or approximately 87%, to $396,000, from $3,054,000 for the quarter ended March 31, 1996. The decrease in revenues is due principally to the fact that the Company substantially completed work on its major electric vehicle development contract with Samsung Heavy Industries Co., Ltd., Kihung R&D Center and its corporate affiliates prior to the first quarter of 1997 and did not obtain any replacement development contracts during the first quarter of 1997.

          The Company reported a first quarter 1997 net loss of $1,941,000, or a loss of $.30 per share, compared with a net loss of $620,000, or a loss of $.15 per share, reported for the year ago first quarter.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          The following exhibits are filed as part of this Report:

          99.1 Condensed Balance Sheet of Amerigon Incorporated as of March 31, 1997 (unaudited), and December 31, 1996; and

          99.2. Condensed Statement of Operations (unaudited) of Amerigon Incorporated for the three months ended March 31, 1997.


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                                   SIGNATURES

          Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 1997              AMERIGON INCORPORATED


                                   By /s/ Lon E. Bell
                                   -------------------------------------
                                   Its Chairman of the Board and
                                   Chief Executive Officer